PSM Holdings, Inc.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”) is entered into by and between PSM Holdings, Inc., a Nevada corporation (the “Company”), and the individual or entity whose name appears on the last page of this Agreement (the “Investor”).

The Investor understands that the Company proposes to offer and sell to a limited number of “accredited investors” up to 13 units (the “Units”), each unit consisting of 100,000 shares of its Common Stock (the “Shares”) and 100,000 warrants (the “Warrants”) in accordance with the Confidential Private Offering Memorandum dated July 13, 2011 (the “Memorandum”), and pursuant to Section 4(2), and/or Section 4(6) of the Securities Act of 1933, as amended (the “Securities Act” or the “Act”), Rule 506 of Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act, and corresponding state exemptions or preemption provisions (the “Offering”).

The Investor and the Company agree as follows:

1.           Subscription for Units.  Subject to the terms and conditions of this Agreement, the undersigned hereby subscribes for and agrees to purchase the number of Units at $75,000 per Unit set forth opposite the Investor’s name on the last page of this Agreement (the “Subscription”).  Simultaneously with the execution of this Agreement, the Investor agrees to deliver immediately available funds payable to the Company by check or by wire transfer in full the amount of his, her, or its Subscription to the Company.  Subject to the conditions of this Agreement, the dollar amount so subscribed is hereby irrevocably tendered as a loan to the Company.

2.           Purchase Terms.  Upon receipt and acceptance of this Agreement by the Company, and upon receipt by the Company of the Subscription amount and the additional subscription documents, including the Investor Questionnaire, the Company shall promptly issue and deliver to the Investor stock certificates representing the Shares and Warrants purchased pursuant hereto.  Delivery of the Share and Warrant certificates and signed agreements by the Company shall be via U.S. mail to the address shown under the Investor’s name on the last page of this Agreement or such other address that the Investor has provided to the Company as reflected in the Company’s records.  In the event that this Agreement is not accepted by the Company within two business days following receipt of the above subscription documents and funds, the Subscription amount and the subscription documents will be promptly returned to the Investor.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Investor that the following shall be true and correct in all material respects.

3.1           Organization and Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  The Company has all requisite corporate power and authority to carry on its business as presently conducted.  The Company is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and where failure to be so qualified would not have a material adverse effect on the Company’s business as now conducted.

3.2           Corporate Power.  The Company has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3           Share and Warrant Issuances.  Upon receipt of the consideration therefor, the Shares and the shares of common stock issuable upon exercise of the Warrants will be fully paid and nonassessable.

3.4           Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the authorization, issuance, sale and delivery of the Shares and Warrants, and the performance of all of the Company’s obligations hereunder has been taken.  This Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

4.           Representations and Warranties of the Investor.  The Investor hereby represents and warrants to the Company as follows:

4.1           Authorization.  This Agreement, when executed and delivered by the Investor, will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors’ rights.

4.2           Accredited Investor.  The Investor is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC under the Act.

4.3           Restricted Securities.  The Investor understands that the Shares, the Warrants, and the shares issuable upon exercise of the Warrants (the “Warrant Shares”) have not been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC.  Therefore, under current interpretations and applicable rules, he, she, or it may have to retain the Shares for a minimum of six months after compliance after purchase and may have to retain the Warrant Shares for a period of six months after the cash exercise of the Warrants, and at the expiration of such period his, her, or its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the Company is current in its filings with the SEC under the Exchange Act, or other public disclosure requirements.  Accordingly, the Investor hereby acknowledges that he, she, or it is prepared to hold the Shares, Warrants, and Warrant Shares for an indefinite period.

4.4           Investment Purpose.  The Investor acknowledges that the Units are being purchased for his, her, or its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.  The Investor further acknowledges that no other person has or will have a direct or indirect beneficial or pecuniary interest in the Units or its components.

4.5           Limitations on Resale; Restrictive Legend.  The Investor acknowledges that he, she, or it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Shares, Warrants, or Warrant Shares except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Company, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder.  The Investor also acknowledges that an appropriate legend will be placed upon each of the certificates representing the Shares, Warrants, and Warrant Shares stating that these securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

4.6           Information.  The Investor, or if the Investor is any entity, its undersigned representative, has been furnished (i) with all requested materials relating to the business, finances, management, and operations of the Company; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the Investor by the Company.  Such person has been afforded the opportunity to ask questions of the Company and its management and to receive answers concerning the terms and conditions of the Offering.

4.7           Documents.  The Investor, or if the Investor is any entity, its undersigned representative, has had access to, and has had an opportunity to review, the following documents a reasonable time prior to the investment in the Units: (i) this Subscription Agreement and each representation, warranty, and covenant set forth herein; (ii) the Memorandum, including its attachments; and (iii) the SEC Reports (as defined in the Memorandum).  Such person has relied upon the information contained therein and has not been furnished any other documents, literature, memorandum, or prospectus.

4.8           Knowledge and Experience in Business and Financial Matters.  The Investor, either individually or together with his, her, or its purchaser representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of the prospective investment, and that the financial capacity of such party is of such proportion that the total cost of such person’s commitment in the Units would not be material when compared with his, her, or its total financial capacity.

4.9           No Advertisements.  The Investor is not entering into this Subscription Agreement as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.

4.10           Relationship to Company.  The Investor, either individually or, if an entity, through its representative, has a preexisting personal or business relationship with the Company or one of its officers, directors, or controlling persons, or, by reason of his or her business or financial experience (or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company), the Investor has the capacity to protect his, her, or its own interests in connection with the purchase of the Units.

5.           Miscellaneous.

5.1           Notices.  All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

Investor:	See the address set forth on the signature page of this Agreement.

Company:	Ron Hanna, President
PSM Holdings, Inc.
1112 N. Main St.
Roswell, NM 88201

5.2           Default.  Should any party to this Agreement default in any of the covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney’s fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by statute.

5.3           Assignment.  This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

5.4           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

5.5           Partial Invalidity.  If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

5.6           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

5.7           Interpretation of Agreement.  This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

5.8           Survival of Covenants, Etc.  All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

5.9           Further Action.  The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

5.10           Amendment.  This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

5.11           Full Knowledge.  By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

5.12           Headings.  The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

5.13           Counterparts.  This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

5.14           Governing Law and Venue. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of New Mexico (without giving effect to any choice or conflict of law provisions), and any and all actions to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of New Mexico, and in no other place.

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SIGNATURE PAGE

Subscription Amount:	/s/ James D. Pulsipher
$ 75,000	(Signature)

Number of Units:	James D. Pulsipher
100,000	(Print Name)

Date: July 25, 2011
Name of Entity (if applicable)

Title (if applicable)

703 Mount Lincoln Street
(Address)
Palisade, CO 81526

The foregoing Agreement is hereby confirmed and accepted by the Company as of July 25, 2011.

PSM Holdings, Inc.

By:	/s/ Jeffrey R. Smith

	Its:	Exec. Vice President